SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               (Amendment No. ___)





Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|


Check the appropriate box:
|X|      Preliminary proxy statement.
| |      Confidential, for use of the Commission only
                                              (as permitted by Rule 14a-6(e)(2).
| |      Definitive proxy statement.
| |      Definitive additional materials.
| |      Soliciting material pursuant to Rule 14a-12.


                              Delafield Fund, Inc.
                              --------------------
                (Name of Registrant as Specified in its Charter)


                                       N/A
                                       ---
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    |X| No fee required.

    | | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


          (1) Title of each class of securities to which transaction applies: N/A
          (2) Aggregate number of securities to which transaction applies: N/A
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
          (4)      Proposed maximum aggregate value of transaction: N/A
          (5)      Total fee paid: $0

    | | Fee paid previously with preliminary materials.


    | | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


                (1) Amount Previously Paid: N/A
                (2) Form, Schedule or Registration Statement No.: N/A
                (3) Filing Party: N/A
                (4) Date Filed: N/A

                              Delafield Fund, Inc.
                               600 Fifth Avenue
                            New York, New York 10020





March 20, 2003


Dear Shareholder:


     Enclosed is a notice and a proxy statement concerning a special meeting of shareholders of the Delafield Fund, Inc. (the "Fund"). The Fund's investment manager is proposing the amendment of the Fund's Distribution and Service Plan (the "12b-1 Plan") to implement a service fee. This Proposal is very important. The Fund's Directors, who are appointed to safeguard shareholder interests, have reviewed the Proposal and recommend that you approve it after you carefully study the enclosed materials. We ask that you review the proxy statement and vote your shares promptly. You can vote by returning the enclosed card or following the instructions located on your proxy card to vote via the Internet or touch-tone telephone.


Q. What is the Proposal about?


A. The Proposal pertains to the implementation of a service fee. In order to implement the service fee, the Fund needs shareholder approval to amend its 12b-1 Plan. If approved, the Fund will pay this fee to the Fund's distributor through a Shareholder Servicing Agreement between the Fund and the Fund's distributor. The Fund's distributor will receive this fee to compensate it for providing or paying others (e.g., broker-dealers whose customers own Fund shares) to provide shareholder servicing and related maintenance of shareholder accounts. If the fee is approved, the Fund would pay the fee out of its own assets over time which means that the fee is indirectly being paid by you, as a Fund shareholder. You would not pay this fee as a direct charge.


Q. Why are the Directors recommending that you vote in favor of the Proposal?


A. The Fund's Board considered the importance of having the Fund's shares made available through financial intermediaries in order to provide the Fund a platform to grow its assets. The Fund's investment manager has indicated to the Board of Directors that it is not feasible for the manager to continue to make payments to fund supermarkets, brokers and other financial intermediaries under the present fee structure of the Fund due to the increasingly more expensive costs required of funds in order to participate in such platforms. The manager has therefore proposed to the Directors, and the Directors have considered, that the implementation of a service fee payable to the Fund's distributor will enable the distributor and manager to continue to provide shareholder servicing or pay others whose clients are serviced through these channels for providing shareholder servicing and maintain a reasonable profit. The Directors considered that if the Fund is not permitted to compensate the distributor (through the payment of a service fee), the Fund might ultimately be precluded from participating in these broker channels. The inability of the Fund to participate in these channels may prevent it from further growth and maintaining a more stable asset base.

     The Directors' evaluation of the Proposal included a review of the impact of the service fee on the Fund and the potential benefits to the Fund and its shareholders that would result from stability and growth of Fund assets. The Directors determined that the implementation of a service fee under the amended 12b-1 Plan would have a reasonable likelihood of benefiting the Fund and its shareholders and would be in the best interests of the Fund and its shareholders.


     The Directors are therefore recommending that you approve the Proposal after carefully reviewing the information set forth in the attached proxy statement.


     The Proposal, its impact and a complete description of why the Directors are recommending that you vote in favor of the Proposal are more fully described in the enclosed proxy statement.


Remember - Your Vote Counts!


     Your vote is extremely important, even if you only own a few Fund shares. Voting promptly is also important. If we do not receive enough votes, we will have to resolicit shareholders, which can be costly, time consuming and may delay the meeting. You may receive a reminder call to return your proxy from ADP, a proxy solicitation firm, or from a representative from the Fund's investment manager or its affiliates.


     Now you can use the Internet or your touch-tone telephone, if you want to vote electronically. Please see your proxy card for more information and the instructions. If you do vote electronically, you do not need to mail your proxy card. However, if you want to change your vote, you may do so using the proxy card, touch-tone telephone or Internet.


     Thank you for your cooperation in voting on this important proposal. If you have questions, please call your financial representative. Or, if your questions relate specifically to the proxy matters, please call our service center representatives toll-free at 1-800-221-3079.


     As always, we very much appreciate your support as a shareholder of Delafield Fund, Inc.


Sincerely,





/s/ J. Dennis Delafield


J. Dennis Delafield
Chairman of the Board
and Director

--------------------------------------------------------------------------------

                              DELAFIELD FUND, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                 April 24, 2003



--------------------------------------------------------------------------------

                                                                600 Fifth Avenue
                                                        New York, New York 10020
                                                                  (800) 221-3079

A Special Meeting of Shareholders of Delafield Fund, Inc. (the "Fund"), will be held at 10:00 a.m. on April 24, 2003, at the offices of the Fund at 600 Fifth Avenue, New York, New York, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated March 20, 2003:


1. To approve the amendment of the Fund's Distribution and Service Plan to implement the payment of a service fee by the Fund of 0.25% of the Fund's average daily net assets through a Shareholder Servicing Agreement with the Fund's distributor.


2.   To transact such other business as may properly come before the meeting.


Only shareholders of record at the close of business on February 25, 2003, are entitled to notice of, and to vote at, the meeting.


                                        By Order of the Board of Directors


                                        /s/ Rosanne Holtzer
                                            Rosanne Holtzer
                                            Secretary
                                            March 20, 2003

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT WITHOUT REGARD TO THE NUMBER OF SHARES YOU OWN ON THE RECORD DATE. ALTHOUGH YOU ARE INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON, IF YOU ARE UNABLE TO ATTEND, YOU MAY VOTE YOUR SHARES BY MAIL, OR ELECTRONICALLY BY EITHER A TOUCH-TONE TELEPHONE OR THE INTERNET.


IN ORDER TO VOTE BY MAIL, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY BALLOT, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU LATER DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


IN ORDER TO VOTE ELECTRONICALLY, PLEASE SEE YOUR PROXY CARD FOR MORE INFORMATION AND THE INSTRUCTIONS. IF YOU DO VOTE ELECTRONICALLY, YOU DO NOT NEED TO MAIL YOUR PROXY CARD. HOWEVER, IF YOU WANT TO CHANGE YOUR VOTE YOU MAY DO SO USING THE PROXY CARD, TOUCH-TONE TELEPHONE OR INTERNET.


IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK FOR YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.

                              DELAFIELD FUND, INC.
                                600 FIFTH AVENUE
                            NEW YORK, NEW YORK 10020

                                   PRELIMINARY
                                 PROXY STATEMENT


          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2003


                                  INTRODUCTION


     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Delafield Fund, Inc. (the "Fund"), for use at a Special Meeting of Shareholders (the "Meeting") to be held at the offices of the Fund at 600 Fifth Avenue, New York, New York, on April 24, 2003, at 10:00 a.m. Such solicitation will be made primarily by the mailing of this Proxy Statement and the materials accompanying it. Supplemental solicitations may be made by mail or telephone by officers and representatives of the Fund. The expenses in connection with preparing and mailing this Proxy Statement and the material accompanying it will be borne by Reich & Tang Asset Management, LLC, the Fund's investment manager (the "Manager"). This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about March 20, 2003. Additional information about the Fund is available by calling 800-221-3079. The Fund's most recent annual report is available upon request and without charge by calling the Fund at 800-221-3079.

     The outstanding voting shares of common stock (the "Shares") of the Fund, as of the close of business on February 25, 2003, consisted of _____ Shares, each whole Share being entitled to one vote and each fraction of a Share being entitled to a proportionate fraction of a vote. Only shareholders of record at the close of business on February 25, 2003, are entitled to vote at the Meeting. Any shareholder may revoke his or her proxy at any time prior to its exercise by
(i) a written notification of such revocation, which must be signed, include the shareholder's name and account number, be addressed to the Secretary of the Fund at its principal executive office, 600 Fifth Avenue, New York, New York 10020, and be received prior to the Meeting to be effective, (ii) signing another proxy of a later date, or (iii) personally casting his or her vote at the Meeting.

     The Meeting is being called for the following purpose: to approve the amendment of the Fund's Distribution and Service Plan to implement the payment of a service fee by the Fund of 0.25% of the Fund's average daily net assets through a Shareholder Servicing Agreement with the Fund's distributor (the "Distributor").

     Votes cast in person or by proxy at the Meeting will be counted by persons appointed by the Fund as tellers for the Meeting (the "Tellers"). One-third of the Shares of the Fund outstanding on the record date, present in person or represented by proxy, constitutes a quorum for the transaction of business by the shareholders of the Fund at the Meeting. In determining whether a quorum is present, the Tellers will count Shares represented by proxies that reflect abstentions and "broker non-votes," as Shares that are present and entitled to vote. Since these Shares will be counted as present, but not as voting in favor of any proposal, these Shares will have the same legal effect as if they cast votes against the proposal. "Broker non-votes" are Shares held by brokers or nominees as to which (i) the broker or nominee does not have discretionary voting power or (ii) the broker or nominee has not received instructions from the beneficial owner or other person who is entitled to instruct how the shares will be voted. Any signed proxy will be voted in favor of the proposal unless a choice is indicated to vote against or to abstain from voting on the proposal.

     If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes (as described under "Required Vote" herein) to approve the Proposal are not received, the person named as proxy may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposal that is the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy.


PROPOSAL 1. APPROVAL OF THE AMENDMENT OF THE FUND'S DISTRIBUTION AND SERVICE PLAN TO implement THE PAYMENT OF A service FEE BY THE FUND OF 0.25% OF THE FUND'S AVERAGE DAILY NET ASSETS THROUGH A SHAREHOLDER SERVICING AGREEMENT WITH THE
             DISTRIBUTOR


     The Board of Directors unanimously recommends that the shareholders of the Fund vote to amend the Fund's Distribution and Service Plan (the "12b-1 Plan") to implement the payment of a service fee (the "Service Fee") by the Fund of 0.25% of the Fund's average daily net assets through a Shareholder Servicing Agreement with the Distributor. A form of the 12b-1 Plan, as proposed to be amended, is attached as Exhibit A to this Proxy Statement. At a meeting of the Board of Directors held on January 23, 2003, the Directors discussed the Proposal and subsequently, at a meeting of the Board of Directors held on February 7, 2003, the Directors, including the Directors who are not "interested persons" of the Fund, as the term is defined under the Investment Company Act of 1940, as amended (the "Independent Directors"), voting separately, unanimously voted to approve the amended 12b-1 Plan and the related Shareholder Servicing Agreement (the "Servicing Agreement") on behalf of the Fund. The Independent Directors have no direct or indirect financial interest in the operation of the 12b-1 Plan or any agreement related to the 12b-1 Plan including the Servicing Agreement.

     Description of the Proposed Amendments to the Fund's 12b-1 Plan. The 12b-1 Plan, as proposed to be amended, would be structured as a compensation plan that would provide for the payment of a Service Fee by the Fund to the Distributor. Pursuant to the Servicing Agreement, the Service Fee is 0.25% of the Fund's average daily net assets per annum for providing or arranging for others to provide all personal shareholder services and related maintenance of shareholder accounts. A form of the Servicing Agreement is attached as Exhibit B to this Proxy Statement.

     In addition, pursuant to an Expense Limitation Agreement, the Distributor has agreed to cap the maximum fees payable to it under the Servicing Agreement to not more than the lesser of (i) 0.15% per annum of the Fund's average daily net assets and (ii) the actual costs incurred by the Distributor to provide or to compensate others for providing servicing, for a one-year period beginning upon the approval of the amended 12b-1 Plan by the Fund's shareholders.

     Description of the Fund's Current 12b-1 Plan. The Fund's current 12b-1 Plan is a defensive plan that does not provide for the payment by the Fund of a fee for the distribution or servicing of Shares of the Fund. To the extent that any payments made by the Fund to the Manager, including payment of management fees, should be deemed to be indirect financing of any activity primarily intended to result in the sale of Shares of the Fund within the context of Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), then such payments are deemed to be authorized by the current 12b-1 Plan. The current 12b-1 Plan was adopted on January 1, 1998. On April 18, 2002, the Board of Directors approved the most recent amendment of the current 12b-1 Plan to reflect the modification of its term. During the Fund's most recent fiscal year ended December 31, 2002, the Fund paid no 12b-1 fees (0% of the Fund's average net assets) pursuant to the Plan.

     This description of the Fund's current and amended 12b-1 Plans is qualified in its entirety by reference to the form of the amended 12b-1 Plan, marked to show changes from the current 12b-1 Plan, attached as Exhibit A to this Proxy Statement. If approved by shareholders, the 12b-1 Plan, as amended, will become effective on the date of shareholder approval and, unless terminated in accordance with its terms, will remain in effect for a twelve-month period from the effective date.

     Since the approval of the amended 12b-1 Plan will increase fees paid by the Fund, a comparison of the current expense ratio and the proposed expense ratio (after giving effect to the amended 12b-1 Plan and the related Servicing Agreement) for the Fund is shown in the table under "Impact of the Proposal" below.

     Impact of the Proposal. If the Proposal is approved, the Fund would pay a service fee at an annual rate of 0.25% of its average daily net assets, in addition to the fees and expenses currently applicable.

     In addition, if the amended 12b-1 Plan is approved, the Manager and the Distributor have agreed to take certain actions under the amended 12b-1 Plan and the current Investment Management Contract between the Fund and the Manager. These actions were presented to the Board at its February 7, 2003, meeting.

     First, the Distributor has agreed to voluntarily cap the maximum fees payable to it under the Servicing Agreement to not more than the lesser of (i) 0.15% per annum of the Fund's average daily net assets and (ii) the actual costs incurred by the Distributor to provide or to compensate others for providing servicing, for a one-year period under an Expense Limitation Agreement (the "Limitation Agreement"). The Limitation Agreement will become effective immediately upon the date the amended 12b-1 Plan is effective and shall remain in effect for a one-year period. The form of the Limitation Agreement is attached as Exhibit C to this Proxy Statement.

     Second, the Manager has agreed to amend the Investment Management Contract to lower the management fee payable by the Fund to the Manager. The Fund currently pays the Manager a management fee at an annual rate of 0.80% of the Fund's average daily net assets. Under the Investment Management Contract, as proposed to be amended, the Fund would pay the Manager a management fee at an annual rate of 0.80% on the first $250 million of net assets of the Fund; 0.75% on the next $250 million of net assets of the Fund; and 0.70% on all net assets of the Fund over $500 million. The amendment of the Investment Management Contract would become effective immediately upon the effective date of the amended 12b-1 Plan. A form of the amendment to the Investment Management Contract is attached as Exhibit D to this Proxy Statement.

     If the Proposal is approved, the Board has also agreed to waive the imposition of the 2.00% redemption fee (currently imposed on Fund shares held for 90 days or less) for the 30-day period beginning on the date of shareholder approval of the amendment to the 12b-1 Plan. This waiver will allow shareholders to sell their shares in the Fund without paying a redemption fee if they do not wish to remain in the Fund after the Service Fee is implemented.

     The following table compares the management fee, 12b-1 fees, other expenses, and total annual fund operating expenses that shareholders of the Fund would bear under the existing fee structure with the fees and expenses each shareholder would bear if he or she approves the amended 12b-1 Plan.

                              DELAFIELD FUND, INC.

CURRENT                                                               PROPOSED
FEE TABLE                                                             FEE TABLE
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Shareholder Fees                                                      Shareholder Fees
(fees paid directly from your investment)                             (fees paid directly from your investment)
-----------------------------------------                             -----------------------------------------

Maximum Sales Charge Imposed on Purchases...........None               Maximum Sales Charge Imposed on Purchases...........None

Maximum Deferred Sales Charge.......................None               Maximum Deferred Sales Charge.......................None

Maximum Sales Charge Imposed on Reinvested                             Maximum Sales Charge Imposed on Reinvested
Dividends...........................................None               Dividends...........................................None

Redemption Fee for Shares held 90 days or less......2.00%              Redemption Fee for Shares held 90 days or less......2.00%
(as a percent of amount redeemed)                                      (as a percent of amount redeemed)

Sales Charge (Load) Imposed on Purchases............None               Sales Charge (Load) Imposed on Purchases............None

Wire Redemption Fee.................................$15.00*           Wire Redemption Fee.................................$15.00*

*There is a $15.00 fee for all wire redemptions of less than          *There is a $15.00 fee for all wire redemptions of less
$10,000.                                                               than $10,000.
---------------------------------------------------------------       ------------------------------------------------------------

Annual Fund Operating Expenses                                          Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)                           (expenses that are deducted from Fund assets)

Management Fees.....................................0.80%               Management Fees1....................................0.80%
Distribution and Service (12b-1) Fees...............None                Distribution and Service (12b-1 Fees)...............0.25%
Other Expenses......................................0.45%              Other Expenses......................................0.45%
     Administration Fees.................0.21%                              Administration Fees..............0.21%
Total Annual Fund Operating Expenses................1.25%               Total Annual Fund Operating Expenses................1.50%
                                                                        Fee Waiver2.........................................0.10%
                                                                        Net Total Annual Fund Operating Expenses............1.40%
---------------------------------------------------------------       ------------------------------------------------------------
Example                                                               Example

This Example is intended to help you compare the cost of              This Example is intended to help you compare the cost of
investing in the Fund with the cost of investing in other             investing in the Fund with the cost of investing in other
mutual funds.                                                          mutual funds.

The Example assumes that you invest $10,000 in the Fund               The Example assumes that you invest $10,000 in the Fund
for the time periods indicated and then redeem                        for the time periods indicated and then redeem
all of your shares at the end of those periods. The                   all of your shares at the end of those periods. The
Example also assumes that your investment has a 5%                    Example also assumes that your investment has a 5%
return each year and that the Fund's operating expenses               return each year and that the Fund's operating expenses3
remain the same. Although your actual costs may be higher             remain the same. Although your actual costs may be higher
or lower, based on these assumptions your costs would be:             or lower, based on these assumptions your costs would be:

  1 Year   3 Years   5 Years   10 Years                                  1 Year     3 Years     5 Years     10 Years
  $127     $397      $686      $1,511                                    $143       $464        $809        $1,782
---------------------------------------------------------------       ------------------------------------------------------------

----------

1 The Management Fees shown are based on the current level of net assets of the Fund and have not been reduced to reflect the breakpoints at higher net asset levels under the Investment Management Contract, as it is proposed to be amended.

2 Pursuant to the Limitation Agreement, the Distributor has contractually agreed to cap the maximum fees payable to it by the Fund under the Servicing Agreement to not more than the lesser of (i) 0.15% per annum of the Fund's average daily net assets and (ii) the actual costs incurred by the Distribtor to provide or to compensate others for providing servicing. The Limitation Agreement will terminate one year after its effective date.

3 This example assumes expenses of 1.40% for the first year and 1.50% for each year thereafter.

     Reasons to Vote for the Proposal. The Manager believes that the proposed implementation of the Service Fee pursuant to the amended 12b-1 Plan and related Servicing Agreement for the Fund is appropriate to compensate the Distributor for providing or arranging for others to provide shareholder services. The Manager proposed this fee because it determined that it was not feasible for it to continue to bear the entire cost of providing servicing to the Fund's shareholders, including the increasingly more expensive costs of all the fees of the financial intermediaries whose clients are serviced through these broker channels, while maintaining a reasonable profit.

     The Manager believes that the Fund must rely on these third-party intermediaries, such as fund "supermarkets," banks and broker-dealers to make Shares of the Fund available to investors in order to enable the Fund to increase in assets. These third-party intermediaries generally hold shares in omnibus accounts and provide certain recordkeeping and other shareholder services, including sub-accounting, shareholder assistance, transaction processing and settlements, shareholder account statement preparation and distribution, confirmation preparation and distribution, payment of fund distributions, prospectus delivery, and account-level tax reporting. The costs to the Distributor of providing these services and other shareholder servicing functions has escalated in recent years due in part to increasing fees which these third-party intermediaries impose on the Distributor in order for the Fund to participate in such platforms. The Manager anticipates that such fees may increase even more in the near future as many of these platforms are again increasing their fees. Under the current 12b-1 Plan, the Manager has had to bear all of the costs of providing servicing and other fees payable to these third-party intermediaries.


     If the Service Fee is implemented, the Manager believes that it will be able to continue providing or arranging for others to provide servicing while maintaining a reasonable profit. Further, this will allow the Fund to continue using these broker channels, which may stabilize and potentially increase the asset size of the Fund. A stable and potentially larger asset size will allow the Manager to better manage the Fund's assets. For instance, it is less likely that the Fund's portfolio would need to be rebalanced due to shareholder redemptions. This factor reduces portfolio transaction costs and permits the Manager to optimize the performance of the Fund. A greater asset base will also increase the amount of resources available to the Manager (since its fees are based on the amount of assets under management) and will therefore allow it to devote more resources towards the management of the Fund. Moreover, if the asset size of the Fund increases, there is the potential for lower fixed costs per shareholder as the fixed expenses of the Fund would be spread over a larger asset base. The Board also determined that even with the implementation of the Service Fee, the Fund's fees and overall expense ratio will remain competitive with other funds in the Fund's peer group.

     In addition, as noted above, the Manager has agreed to reduce its management fee under the Investment Management Contract once the Fund attains certain net asset levels if the Proposal is approved (see "Impact of the Proposal" for a description of the breakpoints being proposed pursuant to the amended Investment Management Contract) and the Distributor has agreed to cap the expenses under the 12b-1 Plan pursuant to the Limitation Agreement.

     Finally, by adopting the Service Fee, the Manager will be able to remain reasonably profitable in a competitive environment and will therefore be able to continue to invest its resources in managing the Fund.

     Consideration And Approval by the Board Of Directors. Before approving the amended 12b-1 Plan and related Servicing Agreement, the Fund's Directors were provided with detailed information relating to the Proposal, both at the January 23, 2003, and February 7, 2003, Board of Directors meetings. They carefully considered the factors described above and consulted with independent counsel.

     Taking the above factors into account, the Directors determined that approval of the amended 12b-1 Plan was appropriate after considering the following:

     The Directors considered the importance of having shares of the Fund offered through fund supermarkets and other financial intermediaries in order to provide the Fund a platform to grow assets in this current competitive environment. The Directors considered that if the Fund is not permitted to compensate the Distributor for providing or arranging for others to provide servicing (through the payment of the proposed Service Fee), it might ultimately be precluded from participating in these broker channels. The adoption of the Service Fee for the Distributor would allow the Distributor and Manager to make these payments to third parties whose clients are serviced through these channels while maintaining a reasonable profit. The Directors also considered that the Fund's inability to participate would potentially inhibit the growth of the Fund and may prevent it from maintaining a more stable asset base. The Directors also recognized that an increase in the Fund's asset size may result in certain economies of scale. These economies of scale would be shared by shareholders in the Fund because fixed expenses would be spread over a larger asset base.

     The Directors gave particular attention to the fact that the amended 12b-1 Plan would increase the operating expenses of the Fund and, therefore, its expense ratio. The Directors weighed this increase in expenses in their deliberations and determined that the payments under the amended 12b-1 Plan provided a reasonable likelihood of benefiting the Fund and its shareholders. The Directors also considered that even with the implementation of the Service Fee, the Fund would remain competitive in terms of its overall fee structure and expense ratio as compared with other funds in the Fund's peer group. The Directors further recognized that the Distributor has agreed to voluntarily cap the Service Fee to a maximum of the lesser of (i)0.15% of the Fund's average daily net assets and (ii) the actual costs incurred by the Distributor to provide or to compensate others for providing servicing, for a one-year period under the Limitation Agreement.

     The Directors also considered the necessity of allowing the Manager to remain reasonably profitable in a competitive environment, therefore allowing it to continue to invest its resources in managing the Fund. The Directors considered the fact that the Manager would be unable to continue to bear the entire costs of providing or arranging for others to provide shareholder servicing. In addition, by increasing the fee to the Distributor, there would be a greater potential for growing the asset size of the Fund which, in turn, would provide the Manager with additional resources to invest in managing the Fund which might lead to enhancing the Fund's performance (since its fees are based on the amount of assets under management). The Directors recognized that if the Fund achieves stability and growth of the asset base as a result of increased shareholder subscriptions (sales of new shares), the Manager would have greater flexibility in managing the Fund. In particular, redemption by shareholders would be less likely to trigger the need for portfolio rebalancing, which causes increased costs to the Fund and its shareholders and less than an optimal environment for maximizing performance. It also considered that the Manager has agreed to reduce its management fee under the Investment Management Contract once the Fund has attained certain net asset levels if the Proposal is approved.

     The Directors further recognized that there can be no assurance that any of the potential benefits described above will be achieved if the amended 12b-1 Plan is approved.

     Following their consideration, the Directors, including all of the Independent Directors, concluded that the Service Fee payable under the amended 12b-1 Plan and the related Servicing Agreement was fair and reasonable in view of both the services to be provided, directly or indirectly, by the Distributor and others, and the anticipated benefits of the amended 12b-1 Plan and the related Servicing Agreement. The Directors, including all of the Independent Directors, determined that implementing the amended 12b-1 Plan would have a reasonable likelihood of benefiting the Fund and its shareholders and would be in the best interests of the Fund and its shareholders. Accordingly, the Directors, including all of the Independent Directors, voted to approve the amended 12b-1 Plan and the related Servicing Agreement, as set forth above, at a Board meeting on February 7, 2003.

     Directors' Recommendation. The Directors now recommend that the Fund's shareholders vote FOR the proposal to approve the amendment of the Fund's Distribution and Service Plan to implement the payment of a service fee by the Fund of 0.25% of the Fund's average daily net assets.

     Required Vote. The favorable vote of a majority of the outstanding voting securities, as defined in 1940 Act, of the Fund is required for the approval of the Proposal. The vote of the holders of a majority (as so defined) of outstanding voting securities means the vote of (1) the holders of 67% or more of the Shares of the Fund represented at the Meeting, if more than 50% of the Shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding Shares of the Fund, whichever is less. If approved by the shareholders of the Fund, the amended 12b-1 Plan shall become effective on the date of shareholder approval. The amended 12b-1 Plan will remain in effect for a twelve month period from the effective date of the amendment, and from year to year thereafter; provided, however, that such continuance is subject to annual approval by a vote of a majority of the Board, including a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on the amended 12b-1 Plan. If the shareholders of the Fund do not approve the Proposal, the Fund's current 12b-1 Plan will remain in effect.


INFORMATION REGARDING THE FUND


     As of February 28, 2003, the following persons beneficially owned more than 5% of the Fund's outstanding Shares:


Name and Address           Amount and Nature         Percent of Ownership
of Beneficial Ownership    of Beneficial Owner       in the Fund
-----------------------    -------------------       -----------

     As of February 28, 2003, the Directors and principal executive officer beneficially owned Shares of the Fund in the amounts indicated below:

                           Amount and Nature         Percent of Ownership
Name of Director/Officer   of Beneficial Owner       in the Fund
------------------------   -------------------       -----------

J. Dennis Delafield
Dr. W. Giles Mellon
Robert Straniere
Dr. Yung Wong
Steven W. Duff*


     [As of February 28, 2003, the Directors and principal executive officer of the Fund as a group beneficially owned less than 1% of the Fund's outstanding Shares.]


INFORMATION REGARDING THE INVESTMENT MANAGER, DISTRIBUTOR AND ADMINISTRATOR


     The Delafield Asset Management Division of Reich & Tang Asset Management, LLC, is the investment manager for the Fund. Reich & Tang Distributors, Inc. is the Fund's distributor and Reich & Tang Asset Management, LLC, is the Fund's administrator. These entities are located at 600 Fifth Avenue, New York, New York 10020.


OTHER MATTERS


     While the Meeting is called to act upon any other business that may properly come before it, at the date of this Proxy Statement the only business that management intends to present or knows that others will present is the business mentioned in the Notice of Special Meeting of Shareholders. The Board of Directors presently is not aware of any other matters that will come before the Meeting. If an event not now anticipated, or any other matters properly come before the Meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the proxies named therein, or their substitutes, present and acting at the Meeting.


     As a Maryland corporation, the Fund is not required and does not intend to hold regular annual meetings. Shareholders who wish to present proposals at any future shareholder meeting must present such proposals to the Board of Directors at a reasonable time prior to the solicitation of any shareholder proxy. The Board of Directors is not accepting shareholder proposals at this Meeting.


                                      By Order of the Board of Directors
                                      /s/ Rosanne Holtzer
                                      Rosanne Holtzer
                                      Secretary

March 20, 2003



* Mr. Duff is the Principal Executive Officer of the Fund.

                                  FORM OF PROXY

Delafield Fund, Inc.
600 FIFTH AVENUE                          EVERY SHAREHOLDER'S VOTE IS IMPORTANT
NEW YORK, NY  10020                          PLEASE VOTE YOUR PROXY...TODAY

      -------------------------------------------------------------------------
             VOTING ON THE INTERNET             VOTING BY PHONE
      * Read the Proxy Statement and       * Read the Proxy Statement and
        have this card at hand               have this card at hand
      * Log on to www.proxyweb.com         * Call toll-free 1-800-690-6903
      * Enter your Control Number and      * Enter your Control number and
        follow the on-screen instructions    follow the recorded instructions
      * Do not return this paper ballot    * Do not return this paper ballot
      -------------------------------------------------------------------------

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF DELAFIELD FUND, INC.

                SPECIAL MEETING OF SHAREHOLDERS - APRIL 24, 2003

BY SIGNING AND DATING THE LOWER PORTION OF THIS CARD, YOU AUTHORIZE THE PROXIES NAMED BELOW TO VOTE THE PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE "FOR" THE PROPOSAL AND TO USE HIS OR HER DISCRETION TO VOTE ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING. IF YOU DO NOT INTEND TO PERSONALLY ATTEND THE MEETING, PLEASE COMPLETE, DETACH AND MAIL THE LOWER PORTION OF THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

The undersigned shareholder of Delafield Fund, Inc. (the "Fund") hereby appoints Rosanne Holtzer and Richard De Sanctis as attorneys and proxies of the undersigned, with power of substitution, to vote all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on February 25, 2003, at the Special Meeting of Shareholders of the Fund to be held at the offices of Delafield Fund, Inc. at 600 Fifth Avenue, New York, NY 10020, at 10:00 A.M. On April 24, 2003, and at all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power thereby given) to vote as indicated on the proposal as more fully described in the proxy statement for the meeting, and vote and act on any other matter which may properly come before the meeting.


                                          Date:________________________

                                     ------------------------------------------
                                     |                                        |
                                     |                                        |
                                     |                                        |
                                     ------------------------------------------
                                    Signature(s)             (Sign in the Box)

                               PLEASE SIGN NAME OR NAMES AS PRINTED AT LEFT TO AUTHORIZE THE VOTING OF YOUR SHARES AS INDICATED ON THE REVERSE SIDE. WHERE SHARES ARE REGISTERED WITH JOINT OWNERS, ALL JOINT OWNERS SHOULD SIGN. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. |X|


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED "FOR" THE PROPOSAL LISTED BELOW UNLESS OTHERWISE INDICATED.


DELAFIELD FUND, INC.


VOTE ON PROPOSAL

                                                 FOR   AGAINST   ABSTAIN
                                                 |_|     |_|        |_|

1. TO APPROVE THE AMENDMENT OF THE FUND'S DISTRIBUTION
   AND SERVICE PLAN TO IMPLEMENT THE PAYMENT OF
   A SERVICE FEE BY THE FUND OF 0.25% OF THE FUND'S
   AVERAGE DAILY NET ASSETS THROUGH A SHAREHOLDER
   SERVICING AGREEMENT WITH THE FUND'S DISTRIBUTOR.



                  THIS PROXY CARD IS ONLY VALID WHEN SIGNED AND DATED

                                                                       EXHIBIT A


                              DELAFIELD FUND, INC.


                             Amendment No. 3 to the


                 Distribution and Service Plan Pursuant to Rule
                 12b-1 Under the Investment Company Act of 1940



     This Distribution and Service Plan (the "Plan") is hereby amended to reflect the implementation of a service fee and the addition of a Shareholder Servicing Agreement.


     The Plan is adopted by Delafield Fund, Inc. (the "Fund") in accordance with the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act").



                                    The Plan
                                    --------


     1. The Fund and Reich & Tang Distributors, Inc. (the "Distributor"), have entered into a Distribution Agreement, in a form satisfactory to the Fund's Board of Directors, under which the Distributor will act as distributor of the Fund's shares. Pursuant to the Distribution Agreement, the Distributor, as agent of the Fund, will solicit orders for the purchase of the Fund's shares, provided that any subscriptions and orders for the purchase of the Fund's shares will not be binding on the Fund until accepted by the Fund as principal.

     2. The Fund and the Distributor have entered into a Shareholder Servicing Agreement, in a form satisfactory to the Fund's Board of Directors, which provides that the Distributor will be paid a service fee for providing or for arranging for others to provide all personal shareholder servicing and related maintenance of shareholder account functions not performed by us or our transfer agent.

     3. The Manager may make payments from time to time from its own resources, which may include the management fees and administrative services fees received by the Manager from the Fund and from other companies, and past profits for the following purposes:


     (i) to pay the costs of, and to compensate others, including organizations whose customers or clients are Fund shareholders ("Participating Organizations"), for performing personal shareholder servicing and related maintenance of shareholder account functions on behalf of the Fund;

     (ii) to compensate Participating Organizations for providing assistance in distributing the Fund's shares; and

     (iii) to pay the cost of the preparation and printing of brochures and other promotional materials, mailings to prospective shareholders, advertising, and other promotional activities, including salaries and/or commissions of sales personnel of the Distributor and other persons, in connection with the distribution of the Fund's shares.



     The Distributor may also make payments from time to time from its own resources, which may include the service fee and past profits for the purpose enumerated in (i) above. Further, the Distributor may determine the amount of such payments made pursuant to the Plan, provided that such payments will not increase the amount which the Fund is required to pay to (1) the Manager for any fiscal year under the Investment Management Contract or the Administrative Services Contract in effect for that year or otherwise or (2) to the Distributor under the Shareholder Servicing Agreement in effect for that year or otherwise. The Investment Management Contract also requires the Manager to reimburse the Fund for any amounts by which the Fund's annual operating expenses, including distribution and servicing expenses, exceed in the aggregate in any fiscal year the limits prescribed by any state in which the Fund's shares are qualified for sale.

     4. The Manager or the Distributor will pay for (i) telecommunications expenses, including the cost of dedicated lines and CRT terminals, incurred by the Distributor and Participating Organizations in carrying out their obligations under the Shareholder Servicing Agreement or the Participating Organization agreement, as the case may be, and (ii) preparing, printing and delivering the Fund's prospectus to existing shareholders of the Fund and preparing and printing subscription application forms for shareholder accounts.

     5. Payments by the Distributor or Manager to Participating Organizations as set forth herein are subject to compliance by them with the terms of written agreements in a form satisfactory to the Fund's Board of Directors to be entered into between the Distributor and the Participating Organizations.




     6. The Fund and the Distributor will prepare and furnish to the Fund's Board of Directors, at least quarterly, written reports setting forth all amounts expended for servicing and distribution purposes by the Fund, the Distributor and the Manager pursuant to the Plan and identifying the servicing and distribution activities for which such expenditures were made.




     7. This amendment to the Plan became effective upon approval by (i) a majority of the outstanding voting securities of the Fund (as defined in the Act), and (ii) a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreement entered into in connection with the Plan, pursuant to a vote cast in person at a meeting called for the purpose of voting on the approval of the amended Plan.

     8. The Plan, as amended, will remain in effect for a twelve-month period from the effective date of this amendment, unless earlier terminated in accordance with its terms, and thereafter may continue in effect for successive annual periods if approved each year in the manner described in clause (ii) of paragraph 7 hereof.




     9. The Plan may be amended at any time with the approval of the Board of Directors of the Fund, provided that (i) any material amendments of the terms of the Plan will be effective only upon approval as provided in clause (ii) of paragraph 7 hereof, and (ii) any amendment which increases materially the amount which may be spent by the Fund pursuant to the Plan will be effective only upon the additional approval as provided in clause (i) of paragraph 7 hereof.




     10. The Plan may be terminated without penalty at any time (i) by a vote of a majority of the Directors of the Fund who are not interested persons (as defined in the Act) of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or (ii) by a vote of a majority of the outstanding voting securities of the Fund (as defined in the Act).




Dated: January 1, 1998, as amended on August 22, 2000, April 18, 2002 and__________________, 2003.

                                                                       EXHIBIT B

                              SHAREHOLDER SERVICING
                                    AGREEMENT


                              DELAFIELD FUND, INC.
                                  (the "Fund")
                                600 Fifth Avenue
                            New York, New York 10020





                                                        __________________, 2003





Reich & Tang Distributors, Inc. ("Distributor")
600 Fifth Avenue
New York, New York  10020

Gentlemen:

     We herewith confirm our agreement with you as follows:

     1. We hereby employ you, pursuant to the Distribution and Service Plan, as amended, adopted by us in accordance with Rule 12b-1 (the "Plan") under the Investment Company Act of 1940, as amended (the "Act"), to provide the services listed below on behalf of the Fund. You will perform, or arrange for others including organizations whose customers or clients are shareholders of our corporation (the "Participating Organizations") to perform, all personal shareholder servicing and related maintenance of shareholder account functions ("Shareholder Services") not performed by us or our transfer agent.

     2. You will be responsible for the payment of all expenses incurred by you in rendering the foregoing services.

     3. You may make payments from time to time from your own resources, including the fees payable hereunder and past profits to compensate Participating Organizations for providing Shareholder Services to the Fund shareholders of the Fund. Payments to Participating Organizations to compensate them for providing Shareholder Services are subject to compliance by them with the terms of written agreements satisfactory to our Board of Directors to be entered into between the Distributor and the Participating Organizations. The Distributor will in its sole discretion determine the amount of any payments made by the Distributor pursuant to this Agreement, provided, however, that no such payment will increase the amount which we are required to pay either to the Distributor under this Agreement, or otherwise, or to the Manager under the Investment Management Contract, the Administrative Services Contract, or otherwise.

     4. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you will not be liable hereunder for any mistake of judgment or for any other cause, provided that nothing herein shall protect you against any liability to us or to our shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     5. In consideration of your performance, the Fund will pay you a service fee, as defined by Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. at the annual rate of one-quarter of one percent (0.25%) of the Fund's average daily net assets. Your fee will be accrued by us daily, and will be payable on the last day of each calendar month for services performed hereunder during that month or on such other schedule as you shall request of us in writing. You may waive your right to any fee to which you are entitled hereunder, provided such waiver is delivered to us in writing.

     6. This Agreement will become effective on the date hereof and shall continue in effect for a twelve-month period from the effective date, and thereafter for successive twelve-month periods, provided that such continuation is specifically approved at least annually by vote of our Board of Directors and of a majority of those of our directors who are not interested persons (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without the payment of any penalty, (a) on sixty days' written notice to you (i) by a vote of a majority of our Directors who are not interested persons (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, or (ii) by vote of a majority of the outstanding voting securities of the Fund, as defined in the Act, or (b) by you on sixty days' written notice to us.

     7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission thereunder.

     8. Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, the right of any of your employees, officers or directors, who may also be a director, officer or employee of ours, or of a person affiliated with us, as defined in the Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to another corporation, firm, individual or association.

     If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.





                                Very truly yours,



                              DELAFIELD FUND, INC.

                              By:      ___________________________
                                       Name:
                                       Title:



ACCEPTED:  ______________, 2003



REICH & TANG DISTRIBUTORS, INC.

By:      _______________________________
         Name:
         Title:

                                                                       EXHIBIT C

                          EXPENSE LIMITATION AGREEMENT


                                     Between
                              DELAFIELD FUND, INC.
                                       and
                         REICH & TANG DISTRIBUTORS, INC.


     EXPENSE LIMITATION AGREEMENT, effective as of ____________, 2003, by and between Delafield Fund, Inc. (the "Fund") and Reich & Tang Distributors, Inc. (the "Distributor").


     The Distributor hereby agrees to voluntarily cap the maximum fees payable to the Distributor under the Shareholder Servicing Agreement between the Distributor and the Fund, entered into pursuant to the Fund's Distribution and Service Plan, to not more than the lesser of (i) .15% per annum of the Fund's average daily net assets and (ii) the actual costs incurred by the Distributor to provide or to compensate others for providing servicing.


     This Agreement shall remain in effect for a one year period ended ____________, 2004.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, as of the day and year first written above.


                                           DELAFIELD FUND, INC.


                                           By: ____________________________
                                           Name:
                                          Title:


                                          REICH & TANG DISTRIBUTORS, INC.


                                          By: ____________________________
                                          Name:
                                          Title:


Adopted:  _____________, 2003

                                                                       EXHIBIT D


                 AMENDMENT TO THE INVESTMENT MANAGEMENT CONTRACT


     THIS AMENDMENT TO THE INVESTMENT MANAGEMENT CONTRACT is made as of April __, 2003, by and between DELAFIELD FUND, INC., a Maryland corporation (the "Fund") and REICH & TANG ASSET MANAGEMENT, LLC, (the "Manager").


                              W I T N E S S E T H:


     WHEREAS, the Fund and the Manager are parties to an Investment Management Contract dated as of October 30, 2000 (the "Management Contract"), pursuant to which the Manager serves as the investment manager for the Fund; and


     WHEREAS, the Fund's shareholders have approved an amendment to the Fund's Rule 12b-1 Distribution and Service Plan implementing an annual service fee of 0.25% of average daily net assets pursuant to a Shareholder Servicing Agreement; and


     WHEREAS, the Fund and Manager desire to amend the Management Contract to reflect a modification of the fee payable by the Fund to the Manager under such contract.


     NOW, THEREFORE, the parties hereby agree as follows:


     1. The first sentence of Paragraph 5 of the Management Contract is hereby amended to read as follows:


          In consideration of the foregoing we will pay you a fee at the annual rate of 0.80% on the first $250 million of net assets of the Fund; 0.75% on the next $250 million of net assets of the Fund; and 0.70% on all net assets of the Fund over $500 million.


     2. The Management Contract, as expressly amended hereby, shall continue in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT TO THE INVESTMENT MANAGEMENT CONTRACT as of the day and year first above written.


                                     DELAFIELD FUND, INC.


                                      By:_______________________________
                                      Name:
                                      Title:

                                      REICH & TANG ASSET MANAGEMENT, LLC


                                      By:_______________________________
                                      Name:
                                      Title: